EXHIBIT 10.1

DREYER’S GRAND ICE CREAM, INC.

SECOND AMENDMENT

Dated as of September 26, 2001

To

Note Purchase Agreements
Dated June 6, 1996

Re:	$15,000,000 7.68% Series A Senior Notes Due 2002 $15,000,000 8.06% Series B Senior Notes Due 2006 $20,000,000 8.34% Series C Senior Notes Due 2008

Second Amendment To Note Purchase Agreements

     This Second Amendment dated as of September 26, 2001 (the or this “Second Amendment”) to the Note Purchase Agreements dated June 6, 1996 is between Dreyer’s Grand Ice Cream, Inc., a Delaware corporation (the “Company”), and each of the institutions which is a signatory to this Second Amendment (collectively, the “Noteholders”).

Recitals:

A.	The Company and each of the Noteholders have heretofore entered into separate and several Note Purchase Agreements each dated June 6, 1996 and the First Amendment dated as of November 17, 1998 (collectively, the “Note Agreements;” capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Agreements unless herein defined or the context shall otherwise require). The Company has heretofore issued $50,000,000 aggregate principal amount of Senior Notes consisting of its $15,000,000 7.68% Series A Senior Notes due 2002, $15,000,000 8.06% Series B Senior Notes due 2006 and $20,000,000 8.34% Series C Senior Notes due 2008 (collectively the “Notes”) pursuant to the Note Agreements. The Noteholders are, collectively, the holders of at least 51 % of the outstanding principal amount of the Notes.

B.	The Company and the Noteholders now desire to amend the Note Agreements in the respects, but only in the respects, hereinafter set forth.

C.	All requirements of law have been fully complied with and all other acts and things necessary to make this Second Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

     NOW, THEREFORE, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this Second Amendment set forth in Section 3.1 hereof, and for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and the Noteholders do hereby agree as follows:

Section 1. Amendments

1.1	Section 8.3 of the Note Agreements shall be and is hereby amended by the addition of the following sentence:

Notwithstanding the foregoing provisions of this Section 8.3 the Company shall be permitted to make payments to the Noteholders on (but not before or after) September 26, 2001 in the amounts set forth in Section 3.1 (b) of this Second Amendment which payments shall satisfy in full the Company’s obligations for interest, principal and Make Whole Amounts in respect of the Payment of the Series A Notes due on June 1, 2002 and the Required Prepayment of the Series B Notes due on June 1, 2002.

Section 2. Representations and Warranties of the Company

2.1.	To induce the Noteholders to execute and deliver this Second Amendment, the Company represents and warrants to the Noteholders that (which representations and warranties shall survive the execution and delivery of this Second Amendment):

(a)	this Second Amendment has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;

(b)	the Note Agreements, as amended by this Second Amendment, constitute the legal, valid and binding obligations, contracts and agreements of the Company enforceable against it in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;

(c)	the execution, delivery and performance by the Company of this Second Amendment (i) has been duly authorized by all requisite action on the part of the Company, (ii) does not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or its articles of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any material indenture, agreement or other instrument to Which it is a party or by which its properties or assets are or may be bound, or (B) result in a breach or constitute (alone or with due notice or lapse or both) a default under any indenture, agreement or other instrument referred to in clause (iii)(A)(3) of this Section 2. 1 (c);

(d)	as of the date hereof and after giving effect to this Second Amendment, no Default or Event of Default has occurred which is continuing; and

(e)	all the representations and warranties contained in Section 5 of the Note Agreements are true and correct in all material respects with the same force and effect as if made by the Company on and as of the date hereof.

Section 3. Conditions to Effectiveness of This Second Amendment.

3.1.	This Second Amendment shall become effective as of September 26, 2001 upon the satisfaction in full of each of the following conditions:

(a)	executed counterparts of this Second Amendment, duly executed by the Company and each Noteholder, shall have been delivered to the Noteholders;

(b)	each Noteholder shall have received from the Company a wire transfer in the amount set forth opposite its name below:

The Prudential Insurance Company of America:	$4,699,643.46
Pruco Life Insurance Company:	$580,854.81
Transamerica Life Insurance and Annuity Company	$2,271,443.86

(c)	(i) the representations and warranties of the Company set forth in Section 2 hereof shall be true, correct and complete on and with respect to the date hereof and (ii) no Default or Event of Default shall have occurred and be continuing on the date hereof or would result from this Second Amendment becoming effective in accordance with the terms hereof, and the Noteholders shall have received an Officer’s Certificate certifying to the effects set forth in clauses (i) and (ii) above; and

     Upon receipt of all of the foregoing, this Second Amendment shall become effective.

Section 4. Miscellaneous

4.1.	This Second Amendment shall be construed in connection with and as part of each of the Note Agreements, and except as modified and expressly amended by this Second Amendment, all terms, conditions, and covenants contained in the Note Agreements and the Notes are hereby ratified and shall be and remain in full force and effect.

4.2.	Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Second Amendment may refer to the Note Agreements without making specific reference to this Second Amendment but nevertheless all such references shall include this Second Amendment unless the context otherwise requires.

4.3.	The descriptive headings of the various Sections or parts of this Second Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

4.4.	This Second Amendment shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of California excluding choice-of-law principles of the law of such State which would require the application of the laws of a jurisdiction other than such State.

4.5	The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Second Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

DREYER’S GRAND ICE CREAM, INC.

By: /s/ William C. Collett

Name: William C. Collett

Title: Treasurer

Percentage of Principal of Notes Held	Noteholders:

66.7%	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By: /s/ Joseph Y. Alouf

Name: Joseph Y. Alouf

Title: Senior Vice President

3.3%	PRUCO LIFE INSURANCE COMPANY

By: /s/ Joseph Y. Alouf

Name: Joseph Y. Alouf

Title: Senior Vice President

30%	TRANSAMERICA LIFE INSURANCE AND ANNUITY COMPANY

By: /s/ Bill Henricksen

Name: William Henricksen

Title: Vice President